Quest Solution Reports Third Quarter Results

Company plans to dispose of Canadian operations underway;

Net revenues of $43.4 million for the nine months ended September 30, 2016

EUGENE, Ore., November 22, 2016 — Quest Solution, Inc, “The Company” (OTCBB: QUES), today announced financial results for the three and nine months ended September 30, 2016.

Third Quarter and Subsequent Highlights

●	Net revenues of $43.4 million for the nine months ended September 30, 2016, an increase of 6% compared to the prior year period for the same operating entities

●	Cash flow from operations for the first nine months of 2016 of $5.4 million compared to $2.2 million for the first nine months of 2015

●	Company secures trade extension agreement with a key supplier and converts $12.4 million of accounts payable into a promissory note

●	Net loss from continuing operations for the three months ended September 30, 2016 of $2.5 million

●	Adjusted EBITDA for the three months ended September 30, 2016 of $0.2 million

●	Redemption of 3,042,500 common shares for the nine months ended September 30, 2016

Third Quarter and Year-to-Date 2016- Select Financial Results from Continuing Operations (1)

(In thousands, except share and per share data)

	Three Months Ended 9/30/2016	Three Months Ended 9/30/2015	Nine Months Ended 9/30/2016	Nine Months Ended 9/30/2015
Revenues	13,564,151	16,711,339	43,439,719	40,944,924
Gross profit	2,654,062	3,187,795	8,790,810	8,913,210
Gross profit margin	19.6%	19.1%	20.2%	21.8%
Net (loss) income from continuing operations	(2,467,290)	697,415	(5,354,837)	(10,116)
Adjusted EBITDA	190,437	753,256	503,338	1,352,854

EPS from continuing operations - basic	(0.07)	0.02	(0.15)	(0.00)
Weighted average shares outstanding - basic	35,762,326	36,637,523	36,323,489	35,702,188

Please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and the financial tables included below for the Company’s GAAP financial statements and a reconciliation of GAAP results to Non-GAAP measures.

“Included in the net loss from continuing operations of $2.5 million in the third quarter, were $1.2 million of non-recurring charges. The one-time charges include a $0.5 million loss on asset write-off, $0.5 million financing charges related to the early termination of the line of credit, $0.1 million in restructuring charges, and $0.1 million in foreign exchange loss” stated Tom Miller, Interim Chief Executive Officer. Miller continued, “For Q4 we will remain focused on continuing to drive sales and realizing additional cost efficiencies across the enterprise.”

(1)All the assets and liabilities attributable to the pending divestiture of Quest Solution Canada Inc. have been reclassified into the “held for disposal” asset and liability categories on the balance sheet. On the statement of operations, the financial results of Quest Solution Canada Inc. have been reclassified out of the activity from continuing operations, and disclosed separately in the category for discontinued operations.

In the third quarter, the Company announced the decision to dispose of all its shares of its wholly owned subsidiary, Quest Solution Canada Inc., to Viascan Group Inc. The operations of Quest Solution Canada Inc. have been classified as a discontinued operation and the assets and liabilities of Quest Solution Canada Inc. have been classified as held for disposal. All the negotiations for the final agreement have been substantially completed and the transaction is expected to close in the 4th quarter of 2016 with an effective date of September 30, 2016. The Canadian operation has been generating operating losses and has generated negative cash flows. The disposal of the Canadian business will allow for the simplification of the operations and will provide management greater flexibility to affect operational and financial initiatives. This transaction should help us refocus on the Company’s strengths in mobile computing and data collection, reduce our costs and accelerate our path to profitability.

In addition the Company started to put into effect its cost reduction program in order to right-size the Company’s cost structure, and eliminate certain redundancies caused by the multiple past business acquisitions. The cost savings from the headcount reduction to date is $0.4 million on an annualized basis. The cost reduction program has started to show results in that the Company has realized a positive Adjusted EBITDA for the second consecutive quarter. The streamlining efforts should continue for the remainder of the year as well.

In July, the Company secured a new credit extension agreement with a key supplier to ensure an uninterrupted supply of product. With this extension agreement, $12.4 million of accounts payable was converted into a secured promissory note with scheduled payments until December 31, 2016. The Company is working with the supplier to negotiate the extension of the maturity date of the promissory note.

Third Quarter and Year-to-Date Financial Results

Revenues

For the three months ended September 30, 2016 and 2015, the Company generated net revenues in the amount of $13,564,151 and $16,711,339, respectively. This represents a decrease of approximately $3.2 million or 18.8%, and is a result of timing of orders from our customers which moved into the fourth quarter. For the nine months ended September 30, 2016 and 2015, the Company generated net revenues in the amount of $43.4 million and $40.9 million, respectively. This represents an organic growth of 6% for 2016. We will continue to grow our revenues by providing additional value added services.

Gross Margin

Gross profit margin for the three months ended September 30, 2016 was 19.6% of revenue compared to 19.1% for the three months ended September 30, 2015. For the first nine months of 2016, gross profit margin was 20.2% of total revenues compared to 21.8% in the first nine months of 2015. The decrease in the gross margin percentage is a result of the product and customer mix. The Company has been able to maintain stable gross margin in light of the very competitive market conditions which exemplifies its strong relationships with its customer base.

Net loss from continuing operations

Net loss for the three-month period ended September 30, 2016 was $2.5 million compared to a net income of $0.7 million for the three months ended September 30, 2015. The increase in the net loss is primarily attributable to a write-off of other assets of $0.5 million, the restructuring charge of $0.1 million related to the cost reduction program, $0.4 million from non-cash charges of amortization and $0.9 million in interest costs of which the early termination fee to FGI accounts for $0.5 million. Net loss for the nine-month period ended September 30, 2016 was $5.4 million compared to $0.0 million for the nine months ended September 30, 2015. The increase in net loss is attributable to same factors as for the quarter.

Net loss from discontinued operations

The Company realized a net loss from discontinued operations of $3.9 million for the three months ended September 30, 2016 and a net loss from discontinued operations of $6.9 million for the nine months ended September 30, 2016.

EBITDA

The Company’s operating expenses during both the three and nine month periods ended September 30, 2016 and 2015 included non-cash expenses including depreciation, amortization of acquisition intangibles and stock-based compensation for employee and director stock options and one-time non recurring costs.

Without the effect of these non-cash expenses, the Adjusted Earnings Before Interest, Taxes and Depreciation and Amortization (“Adjusted EBITDA”) for the three months ended September 30, 2016 was $0.2 million compared to $0.8 million for the three months ended September 30, 2015. Adjusted EBITDA for the nine months ended September 30, 2016 was $0.5 million compared to $1.4 million for the nine months ended September 30, 2015.

Please refer to the financial tables included below for a reconciliation of generally accepted accounting principles in the United States (“GAAP”) to non-GAAP financial results. Please refer to the financial tables included below for a reconciliation of GAAP to non-GAAP results.

Balance Sheet Summary

Net deferred revenue consists of prepaid third party hardware service agreements, software maintenance service contracts and the related costs and expenses recorded net of the revenue charged. As stated in the footnotes to the financials, the Company had deferred revenue of $8.0 million and deferred costs of $6.7 million. This net deferred revenue of $1.3 million at September 30, 2016 will be recognized in income over the term of the contracts, normally one to five years, with three years being the average term.

About Quest Solution, Inc.

Quest Solution is a Specialty Systems Integrator focused on Field and Supply Chain Mobility. We are also a manufacturer and distributor of consumables (labels, tags, and ribbons), RFID solutions, and barcoding printers. Founded in 1994, Quest is headquartered in Eugene, Oregon, with offices in the United States.

Rated in the Top 1% of global solution providers, Quest specializes in the design, deployment and management of enterprise mobility solutions including Automatic Identification and Data Capture (AIDC), Mobile Cloud Analytics, RFID (Radio Frequency Identification), and proprietary Mobility software. Our mobility products and services offering is designed to identify, track, trace, share and connect data to enterprise systems such as CRM or ERP solutions. Our customers are leading Fortune 500 companies from several sectors including manufacturing, retail, distribution, food / beverage, transportation and logistics, health care and chemicals / gas / oil.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Quest Solution, Inc.’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, risks related to the proposed sale of Quest Solution Canada Inc. to Viascan Group Inc. and other information that may be detailed from time-to-time in Quest Solution Inc.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting Quest Solution, Inc. please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. Quest Solution, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Financial Tables Follow

QUEST SOLUTION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

	For the three months		For the nine months
	ending September 30,		ending September 30,
	2016	2015	2016	2015
Revenues
Total Revenues	13,564,151	16,711,339	43,439,719	40,944,924

Cost of goods sold
Cost of goods sold	10,910,089	13,523,544	34,648,909	32,031,714

Gross profit	2,654,062	3,187,795	8,790,810	8,913,210

Operating expenses
General and administrative	505,903	597,269	1,571,102	2,053,868
Salary and employee benefits	1,871,610	1,836,929	6,471,563	5,825,720
Depreciation and amortization	442,428	24,052	1,347,077	69,916
Professional fees	192,814	92,359	603,190	288,922
Total operating expenses	3,012,755	2,550,609	9,992,932	8,238,426

Income (loss) from operations	(358,693)	637,186	(1,202,122)	674,784

Other income (expenses):
Restructuring expenses	(84,317)	-	(544,941)	-
Gain on foreign currency	(90,215)	-	129,589	-
Interest expense	(1,110,804)	(274,349)	(2,802,980)	(1,012,415)
Write-off of other assets	(450,000)	-	(450,000)	-
Gain on intangible license settlement	-	374,500	-	374,500
Other (expenses) income	3,065	(39,981)	6,871	17,224
Total other expenses	(1,732,271)	60,170	(3,661,461)	(620,691)

Net Income Before Income Taxes	(2,090,964)	697,415	(4,863,583)	54,093

Provision for Income Taxes	(376,326)	-	(491,254)	(64,209)

Net loss from continuing operations	(2,467,290)	697,415	(5,354,837)	(10,116)

Net loss from discontinued operations	(3,919,175)	-	(6,851,875)	-

Net Income (Loss)	(6,386,465)	697,415	(12,206,712)	(10,116)

Other Comprehensive Loss
Foreign Currency Adjustments	120,333	-	(361,744)	-
Comprehensive Loss from Operations	(6,266,132)	697,415	(12,568,456)	(10,116)

QUEST SOLUTION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	As of
	September 30, 2016	December 31, 2015
ASSETS
Current assets
Cash	$321,888	$823,391
Restricted Cash	767,688	690,850
Accounts receivable, net	7,629,822	7,903,338
Inventory, net	595,913	471,479
Prepaid expenses	561,123	649,123
Deferred tax asset, current portion	160,545	160,545
Other current assets	84,623	395,642
Assets held for disposal	11,650,973	18,254,601
Total current assets	21,772,575	29,348,969

Fixed assets	155,858	201,897
Deferred tax asset	433,997	433,997
Goodwill	10,114,164	10,114,164
Trade name	3,080,731	3,513,481
Intangibles, net	-	8,250
Customer Relationships	6,716,827	7,560,352
Other assets	174,696	689,347

Total assets	$42,448,848	51,870,457

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$7,626,126	14,360,980
Accounts payable and accrued liabilities, related party	468,839	177,776
Line of credit	4,194,719	2,960,342
Advances, related party	100,000	400,000
Accrued payroll and sales tax	2,047,476	1,322,188
Deferred revenue, net	825,534	685,317
Current portion of note payable	11,879,131	-
Notes payable, related parties, current portion	8,207,637	6,790,148
Other current liabilities	220,980	369,609
Liabilities held for disposal	5,598,343	10,795,906
Total current liabilities	41,168,785	37,862,266

Long term liabilities
Note payable, related party, net of debt discount	8,936,204	13,546,840
Long term portion of note payable	76,638	126,942
Deferred revenue, net	482,870	533,874
Other long term liabilities	646,030	271,902
Total liabilities	51,310,527	52,341,824

Stockholders’ deficit
Series A Preferred stock; $0.001 par value; 1,000,000 shares authorized, 0 outstanding as of September 30, 2016 and December 31, 2015, respectively.	-	-
Series B Preferred stock; $0.001 par value; 1 share authorized and 1 share outstanding as of September 30, 2016 and December 31, 2015, respectively, representing 5,200,000 votes.	5,200	5,200
Series C Preferred stock; $0.001 par value; 15,000,000 shares authorized and 4,982,560 shares outstanding as of September 30, 2016 and 0 shares outstanding at December 31, 2015, with a dividend of $0.06 per share payable quarterly.	4,983	-
Common stock; $0.001 par value; 100,000,000 shares authorized; 33,980,478 and 36,871,478 shares outstanding of September 30, 2016 and December 31, 2015, respectively.	33,980	36,871
Additional paid-in capital	22,205,127	17,943,798
Accumulated Other Comprehensive Loss	(361,744)	-
Accumulated deficit	(30,749,225)	(18,457,236)
Total stockholders’ deficit	(8,861,679)	(471,367)
Total liabilities and stockholders’ deficit	$42,448,848	51,870,457

QUEST SOLUTION, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(UNAUDITED)

	Three Months Ending September 30,		Nine Months Ending September 30,
	2016	2015	2016	2015
EBITDA Calculation:
Net (loss) income	(6,386,465)	697,415	(12,206,712)	(10,116)
Net loss from discontinuing operations	3,919,175	-	6,851,875	-
Income Taxes	376,326	-	491,254	64,322
Depreciation & Amortization	442,428	24,052	1,347,077	69,916
Interest Expense	1,110,804	274,349	2,802,980	1,012,415
Non-admissible foreign exchange (gain) loss	90,215	-	(129,589)	-
EBITDA	(447,517)	995,816	(843,115)	1,136,537

Adjusted EBITDA Calculation:

EBITDA	(447,517)	995,816	(843,115)	1,136,537

Non Cash stock compensation	103,637	131,940	308,079	590,817
Write-off of other assets	450,000	-	450,000	-
Gain on intangible license settlement	-	(374,500)	-	(374,500)
Restructuring expenses	84,317	-	544,941	-
Merger related costs	-	-	25,188	-
One time nonrecurring costs	-	-	18,245	-
Adjusted EBITDA	190,437	753,256	503,338	1,352,854

Net Revenue	13,564,151	16,711,339	43,439,719	40,944,924

Adjusted EBITDA as a % of Net Revenue	1.4%	4.5%	1.2%	3.3%

The merger related costs are fees from an independent valuation firm and legal firm which are related to the business acquisitions.

Investor Contact:

Joey Trombino, CFO

(514) 744-1000 ext. 1228

jtrombino@questsolution.com